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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of
Park Place Entertainment and Subsidiaries:

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-86142 of Park Place Entertainment Corporation on Form S-4 of our report included in the Annual Report on Form 10-K of Park Place Entertainment Corporation for the year ended December 31, 2001, and to the use of our report appearing in the Prospectus, which is part of this Registration Statement, both of which are dated January 29, 2002, except for paragraph 8 of Note 8, as to which the date is March 14, 2002, and Note 17, as to which the date is February 20, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to the Company's adoption of Emerging Issues Task Force ("EITF") 00-14 "Accounting for Certain Sales Incentives" and EITF 00-22 "Accounting for 'Points' and Certain Other Time-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future"). We also consent to the reference to us under the heading "Experts" in the Prospectus.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
April 25, 2002

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  INDEPENDENT AUDITORS' CONSENT